Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-95810) pertaining to the Game Financial Corporation 1994 Stock Option and Incentive Plan of our report dated February 12, 1997, with respect to the consolidated financial statements of Game Financial Corporation included in the Annual Report (Form 10-KSB) for the year ended December 31, 1996.


                                                           /s/ Ernst & Young LLP


Minneapolis, Minnesota
March 25, 1997